Exhibit 99.3

PATIENT CARE SOLUTIONS BUSINESS

UNAUDITED COMBINED FINANCIAL STATEMENTS

As of September 30, 2019 and March 31, 2019 and for the six months ended

September 30, 2019 and 2018

INDEX TO UNAUDITED COMBINED FINANCIAL INFORMATION

Contents

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS	3
COMBINED BALANCE SHEETS	4
COMBINED STATEMENTS OF NET PARENT INVESTMENT	5
COMBINED STATEMENTS OF CASH FLOWS	6
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS	7

PATIENT CARE SOLUTIONS BUSINESS

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands)

(Unaudited)

	Six months ended September 30,
	2019	2018
Revenues	$65,876	$66,599
Cost of sales	(41,910)	(44,338)
Gross profit	23,966	22,261
Operating expenses
Selling, distribution and administrative expenses	(39,739)	(42,285)
Restructuring charges	(2,497)	(4,688)
Total operating expenses	(42,236)	(46,973)
Operating loss	(18,270)	(24,712)
Other expense, net	57	29
Loss from operations before income taxes	(18,213)	(24,683)
Income tax expense	-	-
Net loss attributable to Patient Care Solutions Business	(18,213)	(24,683)
Comprehensive loss	(18,213)	(24,683)
Comprehensive loss attributable to Patient Care Solutions Business	$(18,213)	$(24,683)

PATIENT CARE SOLUTIONS BUSINESS

COMBINED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of	As of
	September 30, 2019	March 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$19,478	$18,908
Receivables, net	12,762	16,997
Contract assets	6,885	7,548
Prepaid expenses and other	843	915
Total current assets	39,968	44,368
Property, plant and equipment, net	8,639	9,263
Other noncurrent assets	10,249	15
Total assets	$58,856	$53,646

LIABILITIES AND EQUITY
Current Liabilities
Drafts and accounts payable	$751	$4,103
Other accrued liabilities	6,244	5,880
Total current liabilities	6,995	9,983
Other noncurrent liabilities	8,722	89
Net parent investment	43,139	43,574
Total liabilities and equity	$58,856	$53,646

PATIENT CARE SOLUTIONS BUSINESS

COMBINED STATEMENTS OF NET PARENT INVESTMENT

(In thousands)
(Unaudited)

Net Parent
Investment
Balance as of March 31, 2018	$8,689
Net loss	(24,683)
Cumulative effect on opening net parent investment of adopting accounting standards and other	7,964
Net transfers from parent	49,645
Balance as of September 30, 2018	$41,615

Balance as of March 31, 2019	$43,574
Net loss	(18,213)
Net transfers from parent	17,778
Balance as of September 30, 2019	$43,139

PATIENT CARE SOLUTIONS BUSINESS

COMBINED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six months ended September 30,
	2019	2018
Net loss	$(18,213)	$(24,683)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	680	202
Provision for bad debts	(580)	(269)
Changes in assets and liabilities, net of acquisitions:
Receivables	686	4,138
Contract assets	663	(5,832)
Prepaid expenses and other	72	(153)
Drafts and accounts payable	197	(6,053)
Other accrued liabilities	364	(15,413)
Operating leases	(920)	-
Net cash used in operating activities	(17,051)	(48,063)

Investing Activities
Payments for property, plant and equipment	(157)	(1,143)
Net cash used in investing activities	(157)	(1,143)

Financing Activities
Net transfers from parent	17,778	49,645
Net cash provided by financing activities	17,778	49,645

Net increase in cash and cash equivalents	570	439
Cash and cash equivalents at beginning of year	18,908	17,659
Cash and cash equivalents at end of year	$19,478	$18,098

PATIENT CARE SOLUTIONS BUSINESS

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

1.	Business Overview and Basis Of Presentation

Patient Care Solutions (“PCS” or “the Company” or “we”) is a component of the Medical-Surgical Solutions segment (“MMS”) of McKesson Corporation (“McKesson”). McKesson is a global leader in healthcare supply chain management solutions, retail pharmacy, healthcare technology, community oncology and specialty care. MMS distributes medical-surgical supplies and provides logistics and other services to healthcare providers in the United States.

PCS operations began with the acquisitions of Sterling Medical (“SMS”) in 2006 and National Rehab (“NR”) in 2012. These two operating units were combined in 2014 to create the PCS business, based in Pittsburgh, PA, with distribution centers in Auburn, AL and Moorestown, NJ.

PCS is a direct provider of durable medical supplies and durable medical equipment (“DME”) supplies to the patient’s home. PCS provides wound care supplies, ostomy supplies, incontinence supplies, diabetic care supplies and breast pumps directly to patients across the United States. The Company maintains extensive national relationships with physicians, medical facilities and customers, and currently serves all 50 states. PCS is similar to a pharmacy in that it provides physician-prescribed medical supplies to patients while billing their insurance directly. Unlike a pharmacy, PCS ships products directly to patients and the billing cycle is more complex than pharmaceuticals due to the robust documentation required for reimbursement.

On November 21, 2019, MMS entered into a Securities Purchase Agreement (“Agreement”) to sell its Patient Care Solutions business to AdaptHealth Corp (“AH” or the “Buyer”) (“Proposed Transaction”). The Proposed Transaction closed on January 1, 2020.

Throughout the periods included in these Combined Financial Statements, PCS operated as part of McKesson and consisted of one holding company and one operating company with separate legal status. Separate financial statements have not historically been prepared for PCS. The Combined Financial Statements have been derived from McKesson’s historical accounting records as if PCS’s operations had been conducted independently from McKesson and were prepared on a stand-alone basis in accordance with U.S. generally accepted accounting principles (“GAAP”).

As the statements are combined, with amounts being removed from and added to PCS, there is no longer a single stock interest in the carve-out entity. Therefore, the equity interest is presented as Net parent investment (“NPI”). Changes in NPI include net income or loss for the year, net transfers to and from MMS and its subsidiaries, and PCS.

The historical results of operations, financial position and cash flows of PCS presented in these Combined Financial Statements may not be indicative of what they would have been had PCS actually been an independent stand-alone entity, nor are they necessarily indicative of PCS’s future results of operations, financial position and cash flows.

The Combined Financial Statements include all revenues and costs directly attributable to PCS and an allocation of expenses related to certain McKesson corporate functions (Note 3, “Corporate Allocations, Related Party Transactions and Net Parent Investment”). These expenses have been allocated to PCS based on direct usage or benefit where specifically identifiable, with the remainder allocated primarily on a pro rata basis of headcount, usage, or other reasonable measures. PCS considers these allocations to be a reasonable reflection of the utilization of services or the benefit received. However, the allocations may not be indicative of the actual expense that would have been incurred had PCS operated as an independent, stand-alone entity, nor are they indicative of PCS future expenses.

The Combined Financial Statements include assets and liabilities specifically attributable to PCS and certain liabilities that are held by McKesson that are specifically identifiable or otherwise attributable to PCS. McKesson uses a centralized approach for managing cash and financing operations with its segments and subsidiaries. Accordingly, a substantial portion of PCS’s bank cash balances are transferred to McKesson’s cash management accounts regularly by McKesson at its discretion and therefore are not included in the Combined Financial Statements. Only cash balances legally owned by PCS are reflected in the Combined Balance Sheets. Transfers of cash between PCS and McKesson are included within Net transfers from parent on the Combined Statements of Cash Flows and the Combined Statements of Net Parent Investment. McKesson’s long-term debt and related interest expense have not been attributed to PCS for any of the periods presented because McKesson’s borrowings are neither directly attributable to PCS nor is PCS the legal obligor of such borrowings.

All material intercompany transactions and balances within PCS have been eliminated. Transactions between PCS and McKesson have been included in these Combined Financial Statements and substantially all have been effectively settled for cash at the time the transaction is recorded through McKesson’s centralized cash management system. Transactions between PCS and other businesses of McKesson are considered related party transactions (Note 3, “Corporate Allocations, Related Party Transactions and Net Parent Investment”).

PCS’s operations are included in the combined U.S. federal and certain state and local income tax returns filed by McKesson. PCS also files certain separate state and local income tax returns. Income tax expense and other income tax related information contained in these Combined Financial Statements are presented on a separate return basis as if PCS filed its own tax returns (“Separate Return Method”). PCS’s tax results as presented in the Combined Financial Statements may not be reflective of the results that PCS will generate in the future. In jurisdictions where PCS has been included in the tax returns filed by McKesson, any income taxes payable resulting from the related income tax provisions have been reflected in the Combined Balance Sheets within Net Parent Investment.

2.	Significant Accounting Policies

Fiscal period: The Company’s fiscal year begins on April 1 and ends on March 31. Unless otherwise noted, all references to a particular year shall mean the Company’s fiscal year.

Use of estimates: The preparation of financial statements in conformity with U.S. GAAP requires that we make estimates and assumptions that affect the reported amounts in the combined financial statements and accompanying notes. Actual amounts could differ from those estimated amounts. Significant estimates inherent in the preparation of these Combined Financial Statements include, but are not limited to, accounting for revenue and cost recognition, allocation of expenses related to certain McKesson corporate functions, income taxes including deferred taxes, fair value measurements, legal liabilities and other contingencies.

Cash and cash equivalents: PCS participates in McKesson’s cash management and financing programs. The cash reflected on the Combined Financial Statements represents cash on hand related to PCS at certain domestic legal entities.

The remaining cash and cash equivalents are deposited with several financial institutions. Deposits may exceed the amounts insured by the Federal Deposit Insurance Corporation in the U.S. and similar deposit insurance programs in other jurisdictions. We mitigate the risk of our short-term investment portfolio by depositing funds with reputable financial institutions and monitoring risk profiles.

Concentrations of credit risk and receivables: Trade receivables are subject to a concentration of credit risk with customers in the healthcare provider sector, which can be affected by a downturn in the economy and changes in reimbursement policies. This credit risk is mitigated by the size and diversity of the customer base as well as its geographic dispersion. We estimate the receivables for which we do not expect full collection based on historical collection rates and ongoing evaluations of the creditworthiness of our customers. An allowance is recorded in our Combined Financial Statements for these amounts.

Shipping and handling costs: We include costs to pack and deliver inventory to our customers in selling, distribution and administrative expenses. Shipping and handling costs of $3,553 and $5,097 were recognized in the six months ended September 30, 2019 and 2018.

Property, plant and equipment: We state our property, plant and equipment (“PPE”) at cost and depreciate them under the straight-line method at rates designed to distribute the cost of PPE over estimated service lives ranging from two to ten years. When certain events or changes in operating conditions occur, an impairment assessment may be performed on the recoverability of the carrying amounts.

Revenue recognition: Revenue is recognized when the company satisfies a performance obligation by transferring control of a promised good to a customer in an amount that reflects the consideration to which we expect to be entitled for that good. The company generates revenues by providing DME to patients. Revenue is recognized when control of the DME is transferred to the customer which occurs based on our delivery terms with the customer. The Company will ship DME directly to the patient’s home and invoice the patient’s insurance provider.

Revenues are recorded gross as we are the principal in the transaction, have the ability to direct the use of the DME prior to transfer to a customer, are responsible for fulfilling the promise to our customer, have latitude in establishing prices, and control the relationship with the customer. We record our revenue net of sales tax. Revenues are measured based on the amount of consideration that we expect to receive, reduced by estimates for return allowances, discounts and price concessions using historical data under the expected value method. Sales returns, associated assets for the right to recover products from customers, and the associated refund liabilities for returns allowances were not material as of September 30, 2019 and March 31, 2019. Shipping and handling costs associated with outbound freight after control over a product has transferred to a customer are accounted for as fulfillment costs and are included in selling, distribution and administrative expenses.

Payment terms can vary by the type and location of the customer. The term between invoicing and when payment is due is not significant. The common nature, timing, and risks associated with our contracts with customers for the provision of DME satisfies the disaggregation criteria for use of a single category of revenue.

We elected the practical expedient and generally expense costs to obtain a contract when incurred because the amortization period would have been one year or less. In addition, we elected the practical expedient to not disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less.

Contract Balances

Contract assets primarily relate to the Company’s rights to consideration for control of DME that has transferred to the customer but not billed at the reporting date. The contract assets are transferred to receivables when the rights become unconditional. Contract assets were $6,885 and $7,548 as of September 30, 2019 and March 31, 2019, respectively.

We had no material contract liabilities or deferred contract costs recorded on the Consolidated Balance Sheet as of September 30, 2019 and March 31, 2019.

Supplier incentives: Fees for services and other incentives received from suppliers, relating to the purchase or distribution of inventory, are considered product discounts and are generally reported as a reduction to cost of sales.

Supplier reserves: We establish reserves against amounts due from suppliers relating to various fees for services and price and rebate incentives, including deductions taken against payments otherwise due to them. These reserve estimates are established based on judgment after considering the status of current outstanding claims, historical experience with the suppliers, the specific incentive programs and any other pertinent information available. We evaluate the amounts due from suppliers on a continual basis and adjust the reserve estimates when appropriate based on changes in facts and circumstances. Adjustments to supplier reserves are generally included within cost of sales. The ultimate outcome of any outstanding claims may be different than our estimate.

Income taxes: Income taxes (as presented) attribute deferred income taxes of McKesson to our stand-alone Combined Financial Statements in a manner that is systematic, rational and consistent with the asset and liability method. Accordingly, our income tax provision was prepared following the Separate Return Method, which calculates income taxes for the stand-alone financial statements of each member of the combined group as if the group member were a separate taxpayer and a stand-alone enterprise. As a result, actual tax transactions included in the Consolidated Financial Statements of McKesson may not be included in our separate Combined Financial Statements. Similarly, the tax treatment of certain items reflected in our Combined Financial Statements may not be reflected in the Consolidated Financial Statements and tax returns of McKesson.

We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or the tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse, as well as differences related to the timing of the recognition of income and expense. Realization of the future tax benefits related to deferred tax assets is dependent on many factors, including PCS’s past earnings history, expected future earnings, the character and jurisdiction of such earnings, reversing taxable temporary differences, unsettled circumstances that, if unfavorably resolved, would adversely affect utilization of its deferred tax assets, carryback and carryforward periods, and tax strategies that could potentially enhance the likelihood of realization of a deferred tax asset. Tax benefits from uncertain tax positions are recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. The amount recognized is measured as the largest amount of tax benefit that is greater than 50 percent likely of being realized upon effective settlement. We report interest and penalties on income taxes as income tax expense. Tax positions failing to qualify for initial recognition are recognized in the first subsequent interim period that they meet the more likely than not standard, upon resolution through negotiation or litigation with the taxing authority or on expiration of the statute of limitations.

Net parent investment: Net parent investment in the Combined Balance Sheets represents McKesson’s historical investment in PCS and includes accumulated net earnings attributable to parent and the net effect of transactions with, and cost allocations from, parent. Note 3, “Corporate Allocations, Related Party Transactions and Net Parent Investment” provides additional information regarding the allocation to PCS for expenses incurred by McKesson.

Loss contingencies: We are subject to various claims, including claims with customers and vendors, pending and potential legal actions for damages, investigations relating to governmental laws and regulations and other matters arising out of the normal conduct of our business. When a loss is considered probable and reasonably estimable, we record a liability in the amount of our best estimate for the ultimate loss. However, the likelihood of a loss with respect to a particular contingency is often difficult to predict and determining a meaningful estimate of the loss or a range of loss may not be practicable based on the information available and the potential effect of future events and decisions by third parties that will determine the ultimate resolution of the contingency. Moreover, it is not uncommon for such matters to be resolved over many years, during which time relevant developments and new information must be reevaluated at least quarterly to determine both the likelihood of potential loss and whether it is possible to reasonably estimate the loss or a range of possible loss. When a material loss is reasonably possible or probable but a reasonable estimate cannot be made, disclosure of the proceeding is provided.

Disclosure is also provided when it is reasonably possible that a loss will be incurred or when it is reasonably possible that the amount of a loss will exceed the recorded provision. We review all contingencies at least quarterly to determine whether the likelihood of loss has changed and to assess whether a reasonable estimate of the loss or range of the loss can be made. As discussed above, development of a meaningful estimate of loss or a range of potential loss is complex when the outcome is directly dependent on negotiations with or decisions by third parties, such as regulatory agencies, the court system and other interested parties. Such factors bear directly on whether it is possible to reasonably estimate a range of potential loss and boundaries of high and low estimate.

Restructuring charges: Employee severance costs are generally recognized when payments are probable and amounts are reasonably estimable. Costs related to contracts without future benefit or contract termination are recognized at the earlier of the contract termination or the cease-use dates. Other exit-related costs are recognized as incurred.

Recently adopted accounting pronouncements

Leases: In the first quarter of 2020, we adopted amended guidance for leases using the modified retrospective method. Under the amended guidance, entities are required to recognize operating lease liabilities and operating right-of-use (“ROU”) assets on the balance sheet for all leases with terms longer than 12 months and to provide enhanced disclosures on key information of leasing arrangements.

We elected the transition package of practical expedients provided within the amended guidance, which eliminates the requirements to reassess lease identification and lease classification for leases commenced before April 1, 2019. We also elected not to separate lease from non-lease components and to exclude short-term leases with an initial term of 12 months or less from our Combined Balance Sheets.

Upon adoption of this amended guidance, we recorded $11,449 of operating lease liabilities and $11,159 of operating lease ROU assets. We had no adjustments to beginning retained earnings. The adoption of this amended guidance did not have a material impact on our Combined Statements of Operations and Comprehensive Loss and Cash Flows.

3.	Corporate Allocations, Related Party Transactions and Net Parent Investment

The Combined Financial Statements reflect allocations of certain expenses from McKesson including, but not limited to, general corporate expenses such as management, legal, human resources, accounting, information technology, shared services processing, and corporate employee benefits including incentive bonuses and share-based compensation. Also reflected are allocations of certain expenses from MMS, including, but not limited to, expenses such as warehouse, management, legal, human resources and compliance. These allocations were net against an allocation made from MMS to the Company for supplier incentives that benefitted the Company but were not previously recorded. We consider these allocations to be a reasonable reflection of the utilization of services by, or the benefits provided to, the Company. The allocation methods used primarily include a pro rata basis of headcount, usage, or other reasonable measures. Allocations for these management costs and corporate support services totaled $7,216 and $6,876 in the six months ended on September 30, 2019 and 2018 respectively.

These costs have been recorded within Cost of sales and Selling, distribution and administrative in the Combined Statements of Operations and Comprehensive Loss as follows:

	Six months ended September 30,
(In thousands)	2019	2018
Cost of sales	$(1,178)	$(1,178)
Selling, distribution and administrative	8,394	8,054
Total corporate allocations	$7,216	$6,876

The financial information in these Combined Financial Statements does not necessarily include all the expenses that would have been incurred by PCS had it been a separate, stand-alone entity. Actual costs that may have been incurred if PCS had been a stand-alone company would depend on a number of factors, including the chosen organization structure and functions outsourced or performed by employees.

Related party purchases

The Company has entered into agreements with McKesson and its subsidiaries, all related to the supply, purchase, and distribution of inventory to the Company’s customers. For the six months ended September 30, 2019 and 2018, related party inventory purchases from McKesson and its subsidiaries were $49,428 and $53,525 respectively, and are recorded in Cost of sales on the Combined Statements of Operations and Comprehensive Loss. For the six months ended September 30, 2019 and 2018, expenses related to the distribution of inventory by McKesson and its subsidiaries were $2,257 and $1,656, respectively, and are recorded in Selling, distribution and administrative expenses on the Combined Statements of Operations and Comprehensive Loss. All related party receivables and payables due from or due to McKesson are settled through the intercompany accounts included within the Net parent investment line on the Combined Balance Sheets.

Related party transaction with Change Healthcare

The Company has entered into a service agreement with Change Healthcare Technology Enabled Services, LLC (“Change Healthcare”), pursuant to which the Company receives consulting services for patient order support and software implementation. This agreement was terminated in the fourth quarter of 2019.

During the six months ended September 30, 2018, expenses incurred by the Company related to the Change Healthcare arrangement were $824, and are recorded in Selling, distribution and administrative expenses on the Combined Statements of Operations and Comprehensive Loss. Accounts payable related to the Change Healthcare arrangement were not considered material as of September 30, 2018. There were no expenses for the six months ended September 30, 2019, and no Accounts Payable recorded as of September 30, 2019.

Net Parent Investment

Historically, McKesson has provided financing, cash management and other treasury services to PCS. The PCS cash balances are swept by McKesson and historically, we have received funding from McKesson for our operating and investing cash needs. Cash transferred to and from McKesson has historically been recorded as intercompany payables and receivables which are reflected in the Net parent investment line on the Combined Balance Sheets.

4.	Restructuring Charges

On December 8, 2017, the executive management of MMS gave approval to execute the first phase of a restructuring plan to consolidate PCS operations. This phase focused on the consolidation of certain operations, headcount rationalization due to the Brightree system implementation, and related temporary transitional resources.

On June 29, 2018, the executive management of MMS gave approval to execute the second phase of a restructuring plan that will consolidate PCS operations (the “Plan”). The Plan addresses multiple components of PCS operations, including customer service, documentation, authorization, billing, and cash collections. Under the current model, these PCS operations are dispersed throughout 2 separate facilities in Pittsburgh, PA, and 1 additional facility in Moorestown, NJ. Under the new model, these operations will be strategically located within the existing MMS “Hub” locations; specifically, 1 facility in Pittsburgh, PA, and 1 additional facility in Jacksonville, FL.

The Plan was approved to support the company’s continuing efforts to lower operating costs while maintaining a high level of operational capabilities and quality of services. In connection with the Plan, PCS terminated various employees and expects to terminate more employees through the third quarter of FY2020 and provides them with termination benefits in accordance with the existing severance policy established by MMS Human Resources. During FY2020, PCS is planning on completely vacating the facility in Moorestown, NJ and in connection with the closure of the facility, various non-PCS employees (specifically sales personnel supporting the Extended Care (EC) business) will also be terminated. MMS will provide these employees with termination benefits in accordance with the existing severance policy established by MMS Human Resources.

The following restructuring costs are incurred as part of the Plan:

1)  Temporary transitional resources to complete the consolidation;

2)  Facility exit costs related to the consolidation, including lease exit, decommissioning, accelerated depreciation, move-related, duplicative rent, and licensure.

During the six months ended September 30, 2019, $504 of cash payments were made, primarily related to severance. At, September 30, 2019, the restructuring liabilities of $1,376 were recorded in Other accrued liabilities in our Combined Balance Sheets.

Under the Plan, we expect to record total pre-tax charges of approximately $12,862 of which $12,654 of pre-tax charges have been recorded to date. Estimated remaining charges primarily consist of exit-related costs and accelerated depreciation.

Restructuring charges for the Plan for the six months ended September 30, 2019 and September 30, 2018 directly attributable to PCS consisted of the following:

	Six months ended September 30,
(In thousands)	2019	2018
Severance and employee-related costs, net	$(371)	$2,640
Exit and other-related costs	2,868	1,858
Asset impairments and accelerated depreciation	-	191
Total	$2,497	$4,688

The following table summarizes the activity related to the restructuring liabilities associated with the Plan during the first six months of 2019:

(In thousands)
Balance as of March 31, 2019	$2,482
Restructuring charges recognized	2,497
Cash payments	(504)
Temporary costs	(3,099)
Balance as of September 30, 2019	$1,376

5.	Income Taxes

During the second quarters of 2020 and 2019, we recorded no income tax expense related to continuing operations due to losses in each period and full valuation allowance on our deferred tax assets. Similarly, during the first six months of 2020 and 2019, we recorded no income tax expense related to continuing operations due to losses in each period and full valuation allowance on our deferred tax assets.

We file income tax returns in the U.S. federal jurisdiction and various U.S. state jurisdictions. The IRS is currently examining our U.S. corporation income tax returns for 2013 through 2015. We are generally subject to audit by taxing authorities in various U.S. states and in foreign jurisdictions for fiscal years 2012 through the current fiscal year.

6.	Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. There is a three-level hierarchy that prioritizes the inputs used in determining fair value by their reliability and preferred use, as follows:

Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities.

Level 2 - Valuations based on quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data.

Level 3 - Valuations based on inputs that are both significant to the fair value measurement and unobservable.

At September 30, 2019 and March 31, 2019, the carrying amounts of cash, certain cash equivalents, receivables, drafts and accounts payable and other current liabilities approximated their estimated fair values because of the short maturity of these financial instruments.

There were no transfers between Level 1, Level 2 or Level 3 of the fair value hierarchy during the six months ended September 30, 2019 and 2018.

7.	Other Accrued Liabilities

	September 30,	March 31,
(In thousands)	2019	2019
Restructuring reserves	$1,376	$2,482
Accrued employee expenses	3,130	1,651
Accrued taxes	294	329
Refunds payable	428	461
Accrued other	1,016	957
Other accrued liabilities	$6,244	$5,880

8.	Leases

We primarily lease facilities under operating leases and vehicles under short-term leases. Our equipment leases are not material. We recognize lease expense on a straight-line basis over the term of the lease, taking into account, when applicable, lessor incentives for tenant improvements, periods where no rent payment is required and escalations in rent payments over the term of the lease. Remaining terms for facility leases range from four months to seven years. Most facility leases contain renewal options which range from one to five year increments. Generally, the renewal option periods are not included within the lease term as we are not reasonably certain to exercise that right at lease commencement. Our lease agreements do not contain any material residual value guarantees or material restrictive covenants.

ROU assets and operating lease liabilities are recognized at the lease commencement date. ROU assets represent our right to use an underlying asset for the lease term and operating lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease liabilities are recognized based on the present value of the future lease payments over the lease term discounted at our incremental borrowing rate as the implicit rate in the lease is not readily determinable for most of our leases. We estimate the discount rate as our incremental borrowing rate based on qualitative factors including Company-specific credit rating, lease term, general economic and the interest rate environment. For existing leases that commenced prior to the adoption of the amended leasing guidance, we determined the discount rate on April 1, 2019 using the full lease term. Operating lease liabilities are recorded in Other accrued liabilities and Other noncurrent liabilities, and the corresponding lease assets are recorded in Other noncurrent assets in our Combined Balance Sheets.

Supplemental balance sheet information related to leases was as follows:

(In thousands)	September 30, 2019
Operating leases
Operating lease right-of-use assets	$10,234
Current portion of operating lease liabilities	1,934
Long-term operating lease liabilities	8,627
Total operating lease liabilities	$10,561
Weighted average remaining lease term (years)
Operating leases	5.82
Weighted average discount rate
Operating leases	3.30

The components of lease cost were as follows:

Six Months Ended
(In thousands)	September 30, 2019
Short-term lease cost	$1,083
Operating lease cost	161
Variable lease cost¹	80
Total lease cost²	$1,323

1.	These amounts include payments for maintenance, taxes, payments affected by the consumer price index and other similar metrics and payments contingent on usage.

2.	These amounts are recorded within Selling, distribution and administrative expenses in the Combined Statements of Operations and Comprehensive Loss.

 We did not recognize any sublease income for the six months ended September 30, 2019.

Supplemental cash flow information related to leases was as follows:

Six Months Ended
(In thousands)	September 30, 2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$1,101
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$11,481

Maturities of lease liabilities as of September 30, 2019 were as follows:

(In thousands)	Operating leases
The remainder of 2020	$1,112
2021	2,199
2022	1,862
2023	1,651
2024	1,666
Thereafter	3,140
Total lease payments	11,630
Less imputed interest	1,069
Present value of lease liabilities	$10,561

As previously disclosed in our 2019 Combined Financial Statements and under the previous lease accounting, the minimum lease payments required under operating leases were as follows as of March 31, 2019:

Noncancelable
(In thousands)	operating leases
2020	$2,187
2021	2,168
2022	1,846
2023	1,635
2024	1,665
Thereafter	3,140
Total minimum lease payments	$12,641

9.	Commitments and Contingent Liabilities

In addition to commitments and obligations incurred in our business, we are subject to a variety of claims incidental to the normal conduct of our business, including claims from customers and vendors, pending and potential legal actions for damages, governmental investigations, and other matters. The Company is vigorously defending itself against claims in the legal proceedings described below. If we are unsuccessful in defending, or if we determine to settle, any of these matters, we may be required to pay substantial sums, be subject to injunction or be forced to change how we operate our business, which could have a material adverse impact on our financial position or results of operations.

Unless otherwise stated, we are unable to reasonably estimate the loss or a range of possible loss for the matters described below. Often, it is not reasonably possible for us determine that a loss is probable for a claim, or to reasonably estimate the amount of loss or a range of loss, because of the limited information available and the potential effects of future events and decisions by third parties, such as courts and regulators, that will determine the ultimate resolution of the claim. Many of the matters described below are at preliminary stages, raise novel theories of liability or seek an indeterminate amount of damages. It is not uncommon for claims to be resolved over many years. We review loss contingencies at least quarterly, to determine whether the loss probability has changed and whether we can make a reasonable estimate of the possible loss or range of loss. When we determine that a loss from a claim is probable and reasonably estimable, we record a liability in the amount of our estimate for the ultimate loss. We also provide disclosure when it is reasonably possible that a loss may be incurred or when it is reasonably possible that the amount of a loss will exceed our recorded liability.

Litigation and Claims

Consistent with its obligations under Federal law regarding the repayment of overpayments received from Federal healthcare programs, PCS, under the direction of outside counsel, retained a consultant (FTI) to conduct a sampling of claim payments from Medicare. FTI conducted a retrospective review based on data provided from PCS’s legacy claims processing systems. This review, which included a statistically valid sampling methodology and extrapolation, resulted in $15,147 being refunded to the four DME Medicare Administrative Contractors (“MACs”) in May 2018 for overpayments received between 2011 through 2016.

PCS continues to monitor Medicare payments. The Compliance Department oversees this process and works with the Accounts Receivable team to identify and process refunds to the DME MACs in the event overpayments are identified.

PCS has received notifications of overpayments from the Recovery Auditor Contractor (RAC) regarding Medicare Part B payments made while the Medicare beneficiary was under a Part A stay or episode of care. Beginning in 2017, refunds in the amount of $42 related to 181 claim audits have been recovered by the RAC. The RAC audits are ongoing and may result in additional refunds.

10.	Subsequent Events

On January 1, 2020, the Proposed Transaction closed upon satisfaction of all closing conditions pursuant to the Agreement.

In connection with the issuance of the September 30, 2019 financial statements, subsequent events were evaluated for financial statement recognition purposes through January 17, 2020.